UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 31, 2011

SFN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 31, 2011, SFN Group, Inc. (the "Company") announced that its Board of Directors has authorized a repurchase program of up to $75 million of its common stock.  A copy of the press release announcing the repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFN GROUP, INC.
Date: May 31, 2011	By:	/s/ Mark W. Smith
Executive Vice President and Chief Financial Officer